Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	6/30/2019	3/31/2019	6/30/2018
Assets
Loans	$91,937	$90,178	$88,222
Loans held for sale	1,790	894	1,418
Securities available for sale	21,528	20,854	17,367
Held-to-maturity securities	10,878	11,234	12,277
Trading account assets	1,005	979	833
Short-term investments	2,443	2,511	2,646
Other investments	632	646	709
Total earning assets	130,213	127,296	123,472
Allowance for loan and lease losses	(890)	(883)	(887)
Cash and due from banks	607	611	784
Premises and equipment	829	849	892
Goodwill	2,664	2,516	2,516
Other intangible assets	298	300	361
Corporate-owned life insurance	4,201	4,184	4,147
Accrued income and other assets	5,633	5,596	5,285
Discontinued assets	990	1,046	1,222
Total assets	$144,545	$141,515	$137,792

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$63,619	$61,380	$55,059
Savings deposits	4,747	4,839	6,199
Certificates of deposit ($100,000 or more)	8,084	8,396	7,547
Other time deposits	5,524	5,573	4,943
Total interest-bearing deposits	81,974	80,188	73,748
Noninterest-bearing deposits	27,972	27,987	30,800
Total deposits	109,946	108,175	104,548
Federal funds purchased and securities sold under repurchase agreements	161	266	1,667
Bank notes and other short-term borrowings	720	679	639
Accrued expense and other liabilities	2,435	2,301	1,983
Long-term debt	14,312	14,168	13,853
Total liabilities	127,574	125,589	122,690

Equity
Preferred stock	1,900	1,450	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,266	6,259	6,315
Retained earnings	12,005	11,771	10,970
Treasury stock, at cost	(4,457)	(4,283)	(3,382)
Accumulated other comprehensive income (loss)	(2)	(530)	(1,085)
Key shareholders’ equity	16,969	15,924	15,100
Noncontrolling interests	2	2	2
Total equity	16,971	15,926	15,102
Total liabilities and equity	$144,545	$141,515	$137,792

Common shares outstanding (000)	1,003,114	1,013,186	1,058,944

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Interest income
Loans	$1,082	$1,066	$1,000	$2,148	$1,940
Loans held for sale	15	13	16	28	28
Securities available for sale	135	129	97	264	192
Held-to-maturity securities	67	68	72	135	141
Trading account assets	9	8	7	17	14
Short-term investments	17	16	8	33	16
Other investments	4	4	5	8	11
Total interest income	1,329	1,304	1,205	2,633	2,342
Interest expense
Deposits	223	202	112	425	203
Federal funds purchased and securities sold under repurchase agreements	—	1	5	1	9
Bank notes and other short-term borrowings	5	4	7	9	13
Long-term debt	120	120	102	240	194
Total interest expense	348	327	226	675	419
Net interest income	981	977	979	1,958	1,923
Provision for credit losses	74	62	64	136	125
Net interest income after provision for credit losses	907	915	915	1,822	1,798
Noninterest income
Trust and investment services income	122	115	128	237	261
Investment banking and debt placement fees	163	110	155	273	298
Service charges on deposit accounts	83	82	91	165	180
Operating lease income and other leasing gains	44	37	(6)	81	26
Corporate services income	53	55	61	108	123
Cards and payments income	73	66	71	139	133
Corporate-owned life insurance income	33	32	32	65	64
Consumer mortgage income	10	8	7	18	14
Mortgage servicing fees	24	21	22	45	42
Other income (a)	17	10	99	27	120
Total noninterest income	622	536	660	1,158	1,261
Noninterest expense
Personnel	589	563	586	1,152	1,180
Net occupancy	73	72	79	145	157
Computer processing	56	54	51	110	103
Business services and professional fees	45	44	51	89	92
Equipment	24	24	26	48	52
Operating lease expense	32	26	30	58	57
Marketing	24	19	26	43	51
FDIC assessment	9	7	21	16	42
Intangible asset amortization	22	22	25	44	54
OREO expense, net	4	3	—	7	2
Other expense	141	129	98	270	209
Total noninterest expense	1,019	963	993	1,982	1,999
Income (loss) from continuing operations before income taxes	510	488	582	998	1,060
Income taxes	87	82	103	169	165
Income (loss) from continuing operations	423	406	479	829	895
Income (loss) from discontinued operations, net of taxes	2	1	3	3	5
Net income (loss)	425	407	482	832	900
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$425	$407	$482	$832	$900

Income (loss) from continuing operations attributable to Key common shareholders	$403	$386	$464	$789	$866
Net income (loss) attributable to Key common shareholders	405	387	467	792	871
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.40	$.38	$.44	$.79	$.82
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.40	.38	.44	.79	.82
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.40	$.38	$.44	$.78	$.81
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.40	.38	.44	.78	.81

Cash dividends declared per common share	$.17	$.17	$.12	$.34	$.225

Weighted-average common shares outstanding (000)	999,163	1,006,717	1,052,652,000	1,003,047,000	1,054,378,000
Effect of common share options and other stock awards	8,801	9,787	13,141,000	9,318,000	14,561,000
Weighted-average common shares and potential common shares outstanding (000) (c)	1,007,964	1,016,504	1,065,793,000	1,012,365,000	1,068,939,000

(a)
For the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.